SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

Definitive Proxy Statement

Definitive Additional materials

Soliciting Material Under Rule 14a-12

BIOPURE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          No fee required.

          Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

          Fee paid previously with preliminary materials:

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

BIOPURE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 3, 2002

To our Stockholders:

         The 2002 annual meeting of stockholders of Biopure Corporation will be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, on Wednesday, April 3, 2002, beginning at 10:00 a.m. local time. At the meeting, the holders of class A common stock of the Company will act on the following:

         (1)  Election of three directors, each for a term of three years;

         (2)  A proposal to approve the 2002 Omnibus Securities and Incentive Plan; and

         (3)  Any other matters that properly come before the meeting.

         All holders of record of shares of class A common stock at the close of business on February 4, 2002 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Jane Kober
Senior Vice President and Secretary

February 28, 2002
Cambridge, Massachusetts

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
What are the voting rights of class A common stockholders?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I vote by telephone or electronically?
Can I change my vote after I return my proxy card?
What are the Board’s recommendations?
What vote is required to approve each item?
STOCK OWNERSHIP
Who are the largest owners, and what is the director and executive officer ownership of the Company’s stock?
ITEM 1 — ELECTION OF DIRECTORS
INDEPENDENT AUDITORS
ITEM 2 — PROPOSAL TO APPROVE THE 2002 OMNIBUS SECURITIES AND INCENTIVE PLAN
Effective Date and Duration
Amendments
Administration of the Plan
Shares Subject to the Plan
Eligibility and Participation
Grants Under the Plan
Other Features of the Plan
Taxes
Termination of Employment or Board Service
Transferability
Award Information
Federal Income Tax Consequences of Options
Consequences to the Optionholder
Consequences to the Company
Other Tax Consequences
OTHER MATTERS
ADDITIONAL INFORMATION
Advance Notice Procedures
Stockholder Proposals for the 2003 Annual Meeting
Proxy Solicitation Costs
Exhibit A

ii

BIOPURE CORPORATION

11 Hurley Street
Cambridge, Massachusetts 02141

PROXY STATEMENT

         This proxy statement contains information related to the annual meeting of stockholders of Biopure Corporation to be held on Wednesday, April 3, 2002, beginning at 10:00 a.m., at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02141, and at any postponements or adjournments thereof. This solicitation is being made by the Company. This proxy statement is first being sent to stockholders on or about February 28, 2002.

ABOUT THE MEETING

What is the purpose of the annual meeting?

         At the Company’s annual meeting, stockholders will act upon the election of directors and to approve a securities and incentive plan. In addition, the Company’s management will report on the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

         Only stockholders of record at the close of business on the record date, February 4, 2002, are entitled to receive notice of the annual meeting and to vote the shares of class A common stock that they held on that date, at the meeting or any postponements or adjournments of the meeting.

         The Company has only one class of voting common stock outstanding, its class A common stock.

What are the voting rights of class A common stockholders?

         Each outstanding share of class A common stock is entitled to one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 25,744,456 shares of class A common stock of the Company were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

         Most stockholders can vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

         for election of the nominated slate of directors;

         for approval of the 2002 Omnibus Securities and Incentive Plan.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

         The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners, and what is the director and executive officer ownership of the Company’s stock?

         Except as set forth below, the Company knows of no single person or group that is the beneficial owner of more than 5% of the Company’s class A common stock. The following table also shows the amount of class A common stock of the Company beneficially owned (unless otherwise indicated) by the Company’s directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of January 15, 2002 and ownership consists of sole voting and investment power.

	Class A
	Common Stock

	Shares	Percent

Name and Address of Beneficial Owners

Carl W. Rausch(1)	2,235,485	8.2
11 Hurley Street Cambridge, MA 02141

OCM Principal Opportunities
Fund, L.P.(2)	2,927,754	10.8
c/o Oaktree Capital Management 333 S. Grand Avenue Los Angeles, CA 90071

HTV Industries, Inc.(3)	1,502,729	5.5
30195 Chagrin Boulevard Pepper Pike, OH 44124

J. Richard Crout, M.D.(4)	556	*

Daniel P. Harrington(5)	1,539,396	5.7

David N. Judelson(6)	2,398,445	8.8

C. Everett Koop, M.D.(7)	152,017	*

Paul A. Looney (8)	129,170	*

Charles A. Sanders, M.D.(9)	56,316	*

Edward E. Jacobs, Jr., M.D.(10)	172,170	*

Maria S. Gawryl, Ph.D.(11)	203,025	*

Jane Kober (12)	164,130	*

All Officers and Directors as a Group(13)	9,998,305	36.7

*	Less than one percent.

(1)	Mr. Rausch’s shares of class A common stock consist of sole power to vote and dispose of 1,947,062 shares, options exercisable 60 days from January 15, 2002 to purchase 180,423 shares and shared power to vote and dispose of 108,000 shares. His shares do not include 201,774 shares contributed to trusts for the benefit of his children.

(2)	Oaktree Capital Management, LLC, the general partner of OCM Principal Opportunities Fund, L.P., has reported the ownership of the same shares, warrants and options. Includes options and warrants exercisable 60 days from January 15, 2002 to purchase 214,307 shares.

(3)	Includes warrants to purchase 11,111 shares.

(4)	Dr. Crout’s shares consist of options exercisable 60 days from January 15, 2002.

(5)	Mr. Harrington’s shares include 1,491,618 shares and warrants to purchase 11,111 shares owned by HTV Industries, Inc., for which he shares voting and investment power, and options exercisable 60 days from January 15, 2002 to purchase 24,167 shares.

(6)	Mr. Judelson’s shares consist of sole power to vote and dispose of 2,129,265 shares and include options exercisable 60 days from January 15, 2002 to purchase 269,180 shares.

(7)	Dr. Koop’s shares include 2,850 shares for which he has shared power to vote and dispose and options exercisable 60 days from January 15, 2002 to purchase 149,167 shares.

(8)	Mr. Looney’s shares consist of options exercisable 60 days from January 15, 2002.

(9)	Dr. Sanders’ shares include options exercisable 60 days from January 15, 2002 to purchase 34,167 shares and warrants to purchase 667 shares.

(10)	Dr. Jacobs’ shares exclude 87,000 shares owned by his wife, as to which he disclaims the power to vote or to dispose, exclude 145,393 shares contributed to a trust for the benefit of his children and include options exercisable 60 days from January 15, 2002 to purchase 9,170 shares.

(11)	Dr. Gawryl’s shares include options exercisable 60 days from January 15, 2002 to purchase 166,167 shares and include 36,667 shares held in a partnership for which Ms. Gawryl has shared power to vote and dispose.

(12)	Ms. Kober’s shares include options exercisable within 60 days of January 15, 2002 to purchase 160,840 shares.

(13)	Includes options exercisable 60 days from January 15, 2002 to purchase 1,300,014 shares and warrants to purchase 11,778 shares.

         Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during fiscal 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF DIRECTORS

Directors Standing for Election

         The Board of Directors is currently divided into three classes, having three-year terms that expire in successive years.

         The current term of office of directors in Class III expires at the 2002 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be re-elected for a new term of three years and until their successors are duly elected and qualified.

         Each of the nominees has consented to serve a three-year term. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

         Class III Directors. The directors standing for election are:

         David N. Judelson, 73, is a co-founder and has served as Vice Chairman of Biopure since 1984. Mr. Judelson is also a co-founder of Gulf and Western Industries, Inc., renamed Paramount Communications, Inc., where he served as President and Chief Operating Officer from 1967 to 1983. He is a co-founder and Chairman of Digital Compression Technology, L.P., a privately owned telecommunications development company founded in 1993. Mr. Judelson holds a bachelor of mechanical engineering degree from New York University College of Engineering.

         Carl W. Rausch, 53, is a co-founder and has served as Chairman and Chief Executive Officer of Biopure since 1984. From 1996 until July 1999, Mr. Rausch was also President of Biopure. Prior to Biopure’s founding, Mr. Rausch was Vice President, Preparative and Process, at Millipore Corporation. He holds an M.S. degree in chemical engineering from Tufts University, an M.S. degree in chemical engineering from the Massachusetts Institute of Technology and a B.S. degree in chemical engineering from Tufts University.

         Charles A. Sanders, M.D., 69, has served as a director of Biopure since October 1997. From July 1989 until his retirement in May 1995, Dr. Sanders was the Chairman and Chief Executive Officer of Glaxo Inc. Dr. Sanders serves on the boards of Genentech, Inc., Vertex Pharmaceuticals, Inc., Edgewater Technology, Scios Inc., Trimeris, Inc., Genaera Inc., Cephalon, Inc. and Pharmacopeia, Inc. and previously was a member of the President’s Committee of Advisors on Science and Technology. He was previously General Director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. He received his M.D. degree from the Southwestern Medical College of the University of Texas.

Directors Continuing in Office

         Class I Directors. The following directors have terms ending in 2003:

         C. Everett Koop, M.D., 85, has served as a director of Biopure since December 1990. From September 1994 to November 1997, Dr. Koop was the Chairman of the Board of Patient Education Media, Inc. Dr. Koop serves as director of drkoop.com, an internet health site company that filed a petition under the U.S. bankruptcy laws in January 2002, and Biomedics, a pharmaceutical company. Dr. Koop served as the Surgeon General of the United States from 1981 until 1989 and continues to educate the public about health issues through his writings and the electronic media, as Senior Scholar of the C. Everett Koop Institute at Dartmouth College. Dr. Koop received an Sc.D. degree from the Graduate School of the University of Pennsylvania, an M.D. degree from the Cornell University Medical College and an A.B. degree from Dartmouth College.

         Paul A. Looney, 62, has served as President of Biopure since July 1999 and as a director since August 1999. From May 1995 until July 1999, Mr. Looney was a consultant to various biotechnology companies. Between September 1993 and May 1995, Mr. Looney was the Chief Executive Officer, Chief Operating Officer and President of Corning Costar Inc. Mr. Looney is a director of Biosphere Medical, Inc.

         Class II Directors. The following directors have terms ending in 2004.

         Daniel P. Harrington, 46, has served as a director of Biopure since August 1999. He has been President of HTV Industries, Inc. since 1991. HTV Industries, Inc. is a holding company with manufacturing operations and investments in various industries. He holds a B.B.A. degree from Stetson University and an M.B.A. from Xavier University. Mr. Harrington is a director of Churchill Downs, Inc.

         J. Richard Crout, M.D., 72, has been a director of Biopure since January 2002. Dr. Crout is a pharmaceutical industry consultant, providing regulatory and drug development advice to pharmaceutical and biotechnology companies. Prior to forming Crout Consulting in 1994, Dr. Crout served as Vice President, Medical and Scientific Affairs of Boehringer Mannheim Pharmaceuticals Corporation. Dr. Crout has also headed the Office of Medical Applications of Research at the National Institutes of Health and served as director of the Bureau of Drugs (now the Center for Drug Evaluation and Research) at the Food and Drug Administration. Dr. Crout is currently a member of the boards of directors of Trimeris, Inc. and Genelabs Technologies, Inc.

How are directors compensated?

         Each non-employee director receives an annual grant of options to purchase 10,000 shares of class A common stock. Each option grant permits the holder to purchase shares at their fair market value on the date of grant. Directors who are also employees of the Company receive no additional compensation for service as directors.

How often did the Board meet during fiscal 2001?

         The Board of Directors met nine times during fiscal 2001. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served, except for Dr. Koop, who attended 75% of the regular meetings and 66 2/3% of the special meetings held during the year.

What committees has the Board established?

         The Board of Directors has standing compensation, nominating and audit committees. The Compensation Committee consists of Dr. Sanders, Chairman, and Mr. Judelson. The Nominating Committee consists of Dr. Sanders and Mr. Harrington. The Audit Committee consists of Mr. Harrington, Chairman, Dr. Sanders and Dr. Crout. All members are independent as defined in the listing standards of the National Association of Securities Dealers.

         Compensation Committee. The Compensation Committee is charged with reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer, the President and those persons who report directly to them; reviewing, approving, recommending and administering the Company’s incentive compensation and stock option plans; and approving any employment and certain consultants’ contracts. The Compensation Committee met two times in fiscal 2001.

         Nominating Committee. The Nominating Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

         Audit Committee. The functions of the Audit Committee are described under “Report of the Audit Committee” below. The Audit Committee met twice in fiscal 2001, and members met an additional two times.

The Board of Directors recommends a vote for all of the DIRECTOR NOMINEES.

Certain Relationships and Related Transactions

         The Company has a consulting arrangement with C. Everett Koop, M.D., a director. For the fiscal year 2001 it paid Dr. Koop $144,000.

         In August 1990, the Company made loans to some of its directors and officers to enable them to purchase class A common stock. During fiscal year 2001 two individuals had balances of $60,000 or more remaining, and both loans have been paid in full. Mr. Rausch repaid his loan of $336,830 principal and interest in full during 2001. Geoffrey J. Filbey, Vice President, Engineering owed a balance of $79,772 at October 31, 2001, and in December 2001 he repaid $80,298 principal and interest in full. A loan to Mr. Rausch with $1.6 million principal and interest outstanding on January 15, 2002 bears interest at an annual interest rate of 4.71% and principal and interest are due July 31, 2003.

         On May 24, 2001, the Company acquired by merger the 74% of Reperfusion Systems, Inc., a Delaware corporation, it did not already own. The merger was effected in order to acquire the preclinical studies and other intellectual property of Reperfusion. Reperfusion was formed in 1993 to investigate a device for resuscitation to be used with Hemopure or other oxygen carrying fluids. Reperfusion was funded in part by a private offering made to all of the then stockholders of the Company to subscribe for Reperfusion common stock in amounts that were pro rata to their ownership of Company common stock. The price paid per Reperfusion share in 1993 was $9.86. Reperfusion never had earnings or paid any dividends or other distributions to its stockholders.

         A disinterested committee of the Company’s board of directors approved the merger consideration of $9.86 per Reperfusion share (its cost in 1993) payable, at the election of the Reperfusion stockholders, in cash or shares of Company common stock. For stockholders who elected to receive Biopure stock, the ratio of Biopure common stock to Reperfusion common stock was 0.6965, based on a closing price of $23.83 for the Biopure common stock on the day the disinterested committee approved the merger.

         The Company paid a total of $55,000 and 67,270 shares of its common stock in the merger. Of this consideration, the amounts paid to directors, officers, security holders of the Company known to hold five percent or more of the Company and any members of the immediate family of the foregoing persons were as follows:

		Investment
		in	Merger
Name	Title or Interest	Reperfusion	Consideration Received

Carl W. Rausch	Chairman and Chief Executive Officer	$93,861	6,630 Biopure shares
David N. Judelson	Vice Chairman	$231,000	16,314 Biopure shares
Edward E. Jacobs, Jr., M.D.	Senior Vice President	$39,128	$39,128
Maria S. Gawryl	Senior Vice President — Research and Development	$2,712	191 Biopure shares

HTV Industries, Inc.	Owner of more than 5%	$93,467	6,602 Biopure shares

Daniel P. Harrington	Director of Biopure and director, president and stock-holder of HTV Industries, Inc.	- 0 -	No additional consideration

         None of the above persons realized any gain in the transaction. The Biopure common stock issued in the merger was not registered under the Securities Act of 1933 and will only become saleable pursuant to Rule 144 or other available exemption.

Report of the Audit Committee of the Board of Directors

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is composed of three independent Directors and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls.

         In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee met with both management and the Company’s independent auditors to review and discuss significant accounting issues. Management advised the Committee that all of the audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         With respect to the Company’s independent auditors, the Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the impact of non-audit-related services provided to the Company and the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting.

         The Committee also continued to monitor the need for an internal auditing program.

         On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001, for filing with the Securities and Exchange Commission.

         The Committee also evaluated and recommended to the Board the reappointment of the Committee’s independent auditors for fiscal 2002.

         Members of the Audit Committee for the year ended October 31, 2001 were Daniel P. Harrington, Chairman of the Committee, Charles A. Sanders, M.D. and Stephen A. Kaplan. Mr. Kaplan resigned as a member of the Board in November 2001, following the end of the fiscal year, and Dr. Crout replaced him as the third member of the Audit Committee. Consequently, the foregoing report is made by the two of the three members who served on the Committee during 2001.

Daniel P. Harrington
Charles A. Sanders, M.D.

Executive Compensation

         The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee of the Board of Directors

         The Compensation Committee has furnished the following report for fiscal year 2001.

         Biopure’s employee compensation policy is to offer a package including a competitive salary, an incentive bonus and a stock option program in which most employees are eligible to participate.

         The Company’s compensation policy for officers is similar to that for other employees.

         The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It provides for executive officer compensation that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” — namely, the annual bonus and stock options. The annual bonus permits individual performance to be recognized on an annual basis, and is based in significant part on an evaluation of the contribution made by the officer to the Company’s performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders.

         Officers of the Company are paid salaries in line with their responsibilities. Generally, these salaries are structured to be within a salary range paid by other companies in the biotech or the pharmaceutical industry. Companies selected for salary comparison purposes differ from the companies included in the Nasdaq Computer Index, which is used in the performance graph that follows this report.

         The Committee determines base salaries for the Company’s executive officers and changes in salaries, taking into account such factors as competitive industry salaries, an assessment of the nature of the position, the contribution and experience of the officer, the length of the officer’s service and the recommendation of the Chief Executive Officer, Carl W. Rausch, and the President, Paul A. Looney, for executives other than themselves. The Committee reports its decisions to the full Board of Directors for confirmation.

         No annual bonuses were paid to executive officers of the Company for fiscal 2001.

         Mr. Rausch and Mr. Looney recommend option grants for executive officers and management other than themselves generally within a range associated with the individual’s salary level. They also recommend an aggregate number of optioned shares to be granted to other employees and allocated by management. The Committee reviews and decides upon these recommendations and makes awards to Mr. Rausch and Mr. Looney. The Committee then reports its decisions to the Board of Directors for confirmation.

         The Compensation Committee annually reviews and approves the compensation of Mr. Rausch, the Chief Executive Officer, based on an assessment of overall Company performance, the extent to which the Company achieved its overall goals or milestones and its cash resources. In addition, Mr. Rausch is a significant stockholder, and to the extent his performance translates into an increase in the value of the Company’s stock, all stockholders, including Mr. Rausch, share the benefits. Mr. Rausch’s base compensation for 2002 has not been changed from 2001.

Compensation Committee Interlocks and Insider Participation

         None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company. Jane Kober, Senior Vice President and General Counsel, serves as a member of the board of directors of HTV Industries, Inc., of which Mr. Harrington is president. No other executive officer of Biopure serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Compensation Summary Tables

         The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of October 31, 2001 (the “named executive officers”) for services rendered to the Company during each of the last three fiscal years.

	Annual Compensation				Long - Term Compensation

					Awards	Payouts

					Securities	Earnings on
	Fiscal			Other Annual	Underlying	Deferred
	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)	401(k)($)

Carl W. Rausch	2001	324,170	—	—	—	70,828	4,860
Chairman and Chief	2000	307,008	65,000	—	25,000	67,603	4,550
Executive Officer	1999	307,008	—	—	166,680	94,097	4,550

Paul A. Looney	2001	309,332	—	—	—	—	6,141
President	2000	295,022	62,000	—	20,000	—	908

	1999	87,372	—	—	233,340	—	—

Edward E. Jacobs, Jr., M.D.	2001	205,010	—	—	—	—	6,103
Senior Vice President	2000	205,010	20,500	—	10,000	—	4,920
	1999	205,010	—	—	16,680	—	4,983

Maria S. Gawryl, Ph.D.	2001	220,021	—	—	—	—	5,489
Senior Vice President	2000	210,002	22,000	—	10,000	—	4,935
Research and Development	1999	202,501	—	—	100,000	—	4,929

Jane Kober	2001	220,012	—	80,001	—	—	5,479
Senior Vice President	2000	220,012	22,000	80,001	10,000	—	4,950
General Counsel,	1999	220,012	—	80,001	133,340	—	2,285
Secretary

Option Grants in Last Fiscal Year

         No options were granted to the Chief Executive Officer or the Company’s other four most highly compensated executive officers during the fiscal year ended October 31, 2001.

Option Exercises and Fiscal Year-End Option Values

         The following table shows the number and value of unexercised options held by the Chief Executive Officer and the Company’s other four most highly compensated executive officers at October 31, 2001 and the option exercises by the same individuals.

         In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value on October 31, 2001 was determined to be $20.01 per share, the closing price of the class A common stock as quoted on The Nasdaq Stock Market on October 31, 2001.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
			Fiscal Year End(#)		Fiscal Year End ($)
	Shares Acquired	Value
	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl W. Rausch	—	—	152,090	122,923	720,614	722,407

Paul A. Looney	—	—	121,670	131,670	945,677	967,977

Edward E. Jacobs, Jr., M.D.	11,670	155,477	6,670	18,340	38,977	85,553

Maria S. Gawryl, Ph.D.	—	—	152,833	20,833	838,975	27,525

Jane Kober	—	—	160,840	15,833	1,093,878	23,475

Non-Competition Agreements

         All of our executive officers have agreed in writing not to engage in any activities that would compete with our current business or any potential business during their employment terms and for five years thereafter.

Deferred Compensation Agreement

         On August 8, 1990, we entered into a deferred compensation agreement with Carl Rausch, our Chairman, Chief Executive Officer and President, which provided that we would pay him a lump sum of

$700,000 plus interest accrued from August 8, 1990 to the date of payment. The total payment will be due July 31, 2003. The amount of the payment with interest, calculated at the prime interest rate through July 1999 and thereafter at 4.71%, will be $1,686,000. Mr. Rausch borrowed $700,000 from us in 1990 to purchase class A common stock. See “Certain Relationships and Related Transactions” for more information about this loan.

Employment Agreement

         The Company has an employment agreement with Paul A. Looney. The agreement has a three-year term from July 1, 1999. Under the terms of his employment agreement, Mr. Looney will serve as president of Biopure with all the duties and responsibilities of chief operating officer. He is entitled to an annual base salary of not less than $295,000, subject to annual adjustment, and is eligible to participate in all incentive, savings and retirement plans and welfare benefit plans and programs that the Company maintains or implements. In addition, under the agreement, Mr. Looney was promised and received stock options to purchase 233,340 shares of class A common stock at an exercise price equal to the price to the public in the Company’s initial public offering, $12.00 per share. These options have terms of 10 years and will be immediately exercisable in the event of a change of control or in the event of Mr. Looney’s death, disability, retirement, termination of employment for reasons other than cause or voluntary termination under certain circumstances. Otherwise, the options become exercisable in 25% increments on August 4, 2000 through 2003.

         This employment agreement also includes non-solicitation and non-competition provisions, restricting Mr. Looney’s ability to engage in any activities that would compete with the Company’s business.

1990 Incentive Compensation and Company Stock Purchase Plan

         Under an Incentive Compensation and Company Stock Purchase Plan, the Company sold “non-lapse” restricted shares of class A common stock in August 1990 to certain key employees, consultants and directors at a purchase price of $1.35 per share. At the time of purchase, these shares had an estimated fair market value of $5.40 per share. The price paid for these shares represented a discount of $4.05 per share.

         Under the terms of separate stock purchase agreements entered into with each purchaser, the resale price of these shares, whether sold to the Company or to a third party, would be equal to the price of the class A common stock less the discount with accrued interest. Any purchaser of such shares would be subject to the same restrictions. At May 1, 1999, the discount plus accrued interest per share was $7.92.

         As of May 1, 1999, by separate amended agreements with officers and directors owning an aggregate of 1,172,052 “non-lapse” restricted shares, the discount plus accrued interest per share was fixed at $7.92, and holders may sell their shares or eliminate the restrictions at any time by the payment to the Company of $7.92 per share. In addition, the Company has the right, exercisable at any time during the 12 months beginning August 1, 2004, to exchange these restricted shares for a number of shares of class A common stock having equivalent value after taking into account the discount of $7.92 per share. As of January 15, 2002, 1,000,052 “non-lapse” restricted shares remained outstanding.

The 1998 Stock Option Plan

         In 1998, the Board of Directors adopted the 1998 Stock Option Plan as a replacement for the 1988 Stock Option Plan, which expired in March 1998. Awards under the 1999 plan were in the form of incentive options, which are defined in the Internal Revenue Code of 1986, or non-statutory options. Options granted under this plan vest in such installments, cumulative or non-cumulative, as the Board may determine.

1999 Omnibus Securities and Incentive Plan

         In 1999, the Board adopted the 1999 Omnibus Securities and Incentive Plan, which has the terms described below. This plan is intended to promote the Company’s long-term financial interests and growth by providing incentives to employees and directors and to align their interests with those of the Company’s stockholders by acquiring a proprietary interest in the Company’s long-term success.

         General. The 1999 Omnibus Securities and Incentive Plan provides for the granting of stock options, restricted stock awards, unrestricted stock awards, performance unit awards, performance share awards, distribution equivalent rights, or any combination of the foregoing to the Company’s employees, directors and consultants. The Company’s Compensation Committee administers this plan. The maximum number of shares of class A common stock reserved for issuance under this plan is 1,866,666.

         Stock Options. Under the plan, the committee may award stock options, the term and vesting rules of which are to be specified in the respective stock option award agreements. The committee will determine whether to award incentive stock options or nonqualified stock options, as described in the applicable stock option award agreement. The granting of incentive stock options, as defined in the Internal Revenue Code of 1986, is subject to certain limitations as described in the plan, including the requirement that incentive stock options cannot be granted to non-employee directors. The committee will determine the option price, but, in the case of an incentive stock option, the option price will not be less than the fair market value of a share of class A common stock on the date of the grant of the option.

         Restricted Stock Awards. The committee may grant restricted stock awards to key management employees and directors pursuant to a restricted stock award agreement. The restricted stock award agreements will describe the rights of the recipient of the restricted stock award, which rights may include or exclude voting rights. During the restriction period, the recipient of a restricted stock award will not receive the certificate representing shares of class A common stock, will not receive dividends and will not be entitled to sell, transfer, pledge or otherwise dispose of the shares. At the end of the restriction period, assuming the recipient has not breached the terms and conditions contained in the restricted stock award agreement, the recipient will receive the certificate representing shares of class A common stock.

         Unrestricted Stock Awards. The committee may, in its discretion, award, or sell at a discount, as compensation for past services rendered to us, unrestricted shares of class A common stock. Unrestricted stock is not subject to restrictions on transfer.

         Performance Unit Awards. The committee has discretion to set performance goals for an employee or director and related performance units with their dollar value. If the goals are met, the Company will make payment of a cash award equal to the number of bookkeeping units awarded at the dollar value assigned to each such unit.

         Performance Share Awards. The committee has discretion to set performance goals for an employee or director which, if met, will result in the receipt of shares of class A common stock. The holder of a performance share award will have no rights as a stockholder until such time, if any, as the holder actually receives shares of class A common stock pursuant to the performance share award.

         Distribution Equivalent Rights. The committee has discretion to grant an award entitling the holder to receive bookkeeping credits, cash payments and/or class A common stock distributions equal in an amount to the distributions that would have been made to the holder had the holder held a specified number of shares of class A common stock during the period that the holder held the distribution equivalent right.

         Other Features of the 1999 Omnibus Securities and Incentive Plan. Unless otherwise provided in an award agreement, the plan provides that in the event of a change of control, as defined in the plan, and the termination of employment or removal, in the case of a director, under specified circumstances, the holder’s outstanding awards will become fully vested and immediately exercisable, all transfer restrictions will lapse and all performance goals will be deemed to have been fully satisfied. The committee, however, can determine that upon a change of control, all outstanding awards will terminate and be cashed out within a specified time period.

         The Board of Directors may terminate, alter or amend the 1999 Omnibus Securities and Incentive Plan; provided, however, that no such action may, without the consent of a holder, materially and adversely impair the rights under any outstanding award.

Comparison of Total Returns

         The following graph compares the performance of the Company’s class A common stock (the single class of common stock of the Company that has a public market) with the performance of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks Index from the first day the stock became publicly traded, July 30, 1999, through the end of fiscal 2001. The total stockholder return assumes that $100 was invested on July 30, 1999 in the Company’s class A common stock, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks Index, and that all dividends were reinvested.

	7/30/1999	10/31/1999	10/31/2000	10/31/2001

Biopure	$100.00	$82.29	$171.36	$166.75

Nasdaq US	$100.00	$112.74	$127.19	$63.90

Nasdaq Pharmaceuticals	$100.00	$103.82	$203.24	$152.93

INDEPENDENT AUDITORS

         The Company has appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2002. Ernst & Young LLP has served as the Company’s independent auditors since 1990. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2001 included the audit of the Company’s consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and various tax services.

         Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they desire.

         Audit Fees. We paid our auditors $101,900 in fees for their professional services rendered for the audit of our consolidated financial statements for the fiscal year ended October 31, 2001 and the reviews of the financial statements included in our reports on Form 10-Q during the year.

         Financial Information Systems Design and Implementation Fees. Our auditors did not provide services in fiscal year 2001 constituting the design or implementation of financial information systems.

         All Other Fees. All other fees for services paid to Ernst & Young LLP for fiscal year 2001 were $87,100, including audit related services of $53,000 and nonaudit services of $34,100. The audit committee has concluded that the provision of these services is compatible with maintaining that firm’s independence.

ITEM 2 — PROPOSAL TO APPROVE THE
2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

         At its meeting on January 15, 2002, the Board of Directors adopted the Biopure Corporation Omnibus Securities and Incentive Plan (the “Plan”), which will become effective on the date of approval by the stockholders.

         The Board of Directors believes that the Plan will help attract and retain qualified persons to serve as key employees, nonemployee consultants and directors of the company and align the interests of employees, directors and nonemployee consultants with those of the stockholders. The terms of the Plan are substantially the same as the 1999 Omnibus Securities and Incentive Plan, described earlier in this proxy statement. The 1998 and 1999 plans had 82,814 shares remaining for awards on the day the Board approved the Plan being submitted to the stockholders.

         The complete text of the Plan is set forth as Exhibit “A” to this proxy statement. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit “A”.

Effective Date and Duration

         The Plan will become effective as of January 15, 2002, subject to approval by the stockholders, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired.

Amendments

         The Board may alter or amend the Plan.

Administration of the Plan

         The Plan will be administered by the Compensation Committee or such other committee as the Board of Directors may select consisting solely of members of the Board of Directors (the “Committee”). The Committee has full power under the Plan to determine persons to receive awards, the type of awards and the terms of the awards. The Committee may amend outstanding awards.

Shares Subject to the Plan

         The Plan authorizes the issuance of up to 1,200,000 shares of Company common stock. Shares underlying awards that lapse or are forfeited or are not paid in shares may be reused for subsequent awards. Shares may be authorized but unissued shares of class A common stock, treasury stock or shares purchased on the open market. The market value of a share of Company class A common stock as of January 15, 2002 was $11.55.

Eligibility and Participation

         Persons eligible to participate in the Plan include all employees, directors and consultants, as determined by the Committee.

Grants Under the Plan

         Stock Options. Under the plan, the committee may award stock options, the term and vesting rules of which are to be specified in the respective stock option award agreements. The committee will determine whether to award incentive stock options or nonqualified stock options, as described in the applicable stock option award agreement. The granting of incentive stock options, as defined in the Internal Revenue Code of 1986, is subject to certain limitations as described in the plan, including the requirement that incentive stock options cannot be granted to non-employee directors or consultants. The committee will determine the option price, but, in the case of an incentive stock option, the option price will not be less than the fair market value of a share of class A common stock on the date of the grant of the option.

         Restricted Stock Awards. The Committee may grant restricted stock awards to key management employees and directors pursuant to a restricted stock award agreement. The restricted stock award agreements will describe the rights of the recipient of the restricted stock award, which rights may include or exclude voting rights. During the restriction period, the recipient of a restricted stock award will not receive the certificate representing shares of class A common stock, will not receive dividends and will not be entitled to sell, transfer, pledge or otherwise dispose of the shares. At the end of the restriction period, assuming the recipient has not breached the terms and conditions contained in the restricted stock award agreement, the recipient will receive the certificate representing shares of class A common stock.

         Unrestricted Stock Awards. The Committee may, in its discretion, award, or sell at a discount, as compensation for past services rendered to us, unrestricted shares of class A common stock. Unrestricted stock is not subject to restrictions on transfer.

         Performance Unit Awards. The Committee has discretion to set performance goals for an employee or director and related performance units with their dollar value. If the goals are met, the Company will make payment of a cash award equal to the number of bookkeeping units awarded at the dollar value assigned to each such unit.

         Performance Share Awards. The committee has discretion to set performance goals for an employee or director which, if met, will result in the receipt of shares of class A common stock. The holder of a performance share award will have no rights as a stockholder until such time, if any, as the holder actually receives shares of class A common stock pursuant to the performance share award.

         Distribution Equivalent Rights. The Committee has discretion to grant an award entitling the holder to receive bookkeeping credits, cash payments and/or class A common stock distributions equal in an amount to the distributions that would have been made to the holder had the holder held a specified number of shares of class A common stock during the period that the holder held the distribution equivalent right.

Other Features of the Plan

         Unless otherwise provided in an award agreement, the plan provides that in the event of a change of control, as defined in the plan, and the termination of employment or removal, in the case of a director, under specified circumstances, the holder’s outstanding awards will become fully vested and immediately exercisable, all transfer restrictions will lapse and all performance goals will be deemed to have been fully satisfied. The Committee, however, can determine that upon a change of control, all outstanding awards will terminate and be cashed out within a specified time period.

Taxes

         Share withholding for taxes is permitted.

Termination of Employment or Board Service

         Each award agreement will set forth the participant’s rights with respect to each award following termination of employment or consulting relationship with or service on the Board of Directors of the Company.

Transferability

         Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of except by will or the laws of descent and distribution or (if the award is not an incentive stock option) by gift to any family member, as defined in the plan.

Award Information

         It is not possible at this time to determine awards that will be made pursuant to the Plan.

Federal Income Tax Consequences of Options

         The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the Plan. This summary is based on the Company’s understanding of current federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

         Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”) under the Plan.

         Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with the Company. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

         Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

         The optionholder’s tax basis in the shares acquired by the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder as a consequence of the option exercise.

         Qualifying Disposition. If an optionholder disposes of shares of common stock acquired upon the exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares acquired by the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized on the disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

         Disqualifying Disposition. If the optionholder disposes of shares of common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the date on which the shares were acquired by the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess.

         If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

         Other Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of the Company common stock were held for more than one year from the date such shares were acquired by the optionholder.

         Alternative Minimum Tax. Alternative minimum tax (“AMT”) is payable if and to the extent the amount of AMT exceeds the amount of the taxpayer’s regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items is treated differently under the AMT.

         For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of the Company common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to the Company

         There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

         At the time the optionholder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

         The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. The Company will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

Other Tax Consequences

         The foregoing discussion is not a complete description of the federal income tax aspects of options to be granted under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. Approval of the Plan requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the results. If a choice has been specified by a stockholder by means of the proxy, the shares of common stock will be voted accordingly. If no choice has been specified, the shares will be voted “FOR” the proposal.

OTHER MATTERS

         As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

         Advance Notice Procedures. Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 45 or more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

         Stockholder Proposals for the 2003 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2003 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Corporate Secretary no later than October 31, 2002.

         Proxy Solicitation Costs. The proxies solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

EXHIBIT A

BIOPURE CORPORATION

2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

		Page

ARTICLE I	PURPOSE	1

ARTICLE II	DEFINITIONS	1

ARTICLE III	EFFECTIVE DATE OF PLAN	4

ARTICLE IV	ADMINISTRATION	5

Section 4.1	Composition of Committee	5

Section 4.2	Powers	5

Section 4.3	Additional Powers	5

Section 4.4	Committee Action	6

ARTICLE V	STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON	5

Section 5.1	Stock Grant and Award Limits	5

Section 5.2	Stock Offered	6

ARTICLE VI	ELIGIBILITY FOR AWARDS; TERMINATION OF EMPLOYMENT DIRECTOR STATUS OR CONSULTANT STATUS	6

Section 6.1	Eligibility	6

Section 6.2	Termination of Employment	6

Section 6.3	Termination of Director Status	7

Section 6.4	Termination of Consultant Status	7

Section 6.5	Special Termination Rules	8

Section 6.6	Other Awards	8

ARTICLE VII	OPTIONS	8

Section 7.1	Option Period	8

Section 7.2	Limitations on Exercise of Option	8

Section 7.3	Special Limitations on Incentive Stock Options	9

Section 7.4	Option Agreement	9

Section 7.5	Option Price and Payment	9

Section 7.6	Shareholder Rights and Privileges	10

Section 7.7	Options and Rights in Substitution for Stock Options Granted by Other Corporations	10

ARTICLE VIII	RESTRICTED STOCK AWARDS	10

Section 8.1	Restriction Period to be Established by Committee	10

Section 8.2	Other Terms and Conditions	10

Section 8.3	Payment for Restricted Stock	11

Section 8.4	Restricted Stock Award Agreements	11

ARTICLE IX	UNRESTRICTED STOCK AWARDS	11

ARTICLE X	PERFORMANCE UNIT AWARDS	11

Section 10.1	Terms and Conditions	11

Section 10.2	Payments	11

ARTICLE XI	PERFORMANCE SHARE AWARDS	11

Section 11.1	Terms and Conditions	11

Section 11.2	Shareholder Rights and Privileges	11

-ii-

BIOPURE CORPORATION
2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

ARTICLE I
PURPOSE

         The purpose of this Biopure Corporation 2002 Omnibus Securities and Incentive Plan (the “Plan”) is to benefit the shareholders of Biopure Corporation, a Delaware corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to key management employees and directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, directors and non-employee consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Performance Unit Awards, Distribution Equivalent Right Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.

ARTICLE II
DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

         “Affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Unrestricted Stock Award, Performance Share Award, Performance Unit Award or Distribution Equivalent Right Award.

         “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award.

         “Board” shall mean the Board of Directors of the Company.

         “Cause” with reference to an Employee or a Director shall mean (a) an act or acts of material personal dishonesty taken by, or committed at the request of, an Employee or Director, intended to result in the personal enrichment of the Employee or Director at the expense of the Company, or any of its Affiliates, (b) repeated willful violations by an Employee under the terms of his or her employment or repeated willful failures by a Director to serve in good faith as a Board member, in either case which have not been cured within thirty (30) days after written notice has been given by the Board to the Employee or Director, or (c) the conviction of an Employee or Director of a felony.

         “Change of Control” shall mean (i) the consummation of (x) any consolidation, reorganization, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to the merger continue to represent at least fifty percent (50%) of the combined voting power of the surviving corporation or its parent corporation immediately after the merger or share exchange, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(ii)  the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), including any “group” (as defined in Section 13(d)(3) of the Exchange Act) (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s outstanding Common Stock, or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition.

         “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

         “Committee” shall mean not less than two (2) members of the Board who are selected by the Board as provided in Section 4.1.

         “Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

         “Company” shall mean Biopure Corporation, a Delaware corporation, and any successor thereto.

         “Consultant” shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to perform consulting services therefor.

         “Director” shall mean a member of the Board or a member of the Board of Directors of an Affiliate, in either case, who is not an Employee.

         “Distribution Equivalent Right Award” shall mean an Award granted under Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period that the Holder held the Distribution Equivalent Right.

         “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

         “Effective Date” shall mean January 15, 2002.

         “Employee” shall mean any person employed by the Company or an Affiliate.

         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

         “Fair Market Value” shall mean, as of any specified date, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

         “Good Reason” shall mean: (a) the reduction of an Employee’s Base Salary, (b) the material adverse change, without his or her consent, of an Employee’s title, authority, duties or responsibilities from those immediately prior to the Change of Control, or (c) the material breach by the Company of any material terms of the Employee’s employment which has not been cured within thirty (30) days after a notice has been given by the Employee to the Company.

         “Holder” shall mean an Employee, Director or Consultant who has been granted an Award.

         “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code.

         “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

         “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

         “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

         “Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, shares of Common Stock are paid to the Holder.

         “Performance Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

         “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

         “Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, a cash payment shall be paid to the Holder, based on the number of Units awarded to the Holder.

         “Performance Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

         “Plan” shall mean this Biopure Corporation 2002 Omnibus Securities and Incentive Plan, as amended from time to time.

         “Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Transfer Restrictions.

         “Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

         “Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to forfeiture and Transfer Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

         “Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

         “Total and Permanent Disability” shall mean the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual’s past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder. For Holders of Incentive Stock Options, the term shall have the meaning set forth in Section 22(e)(3) of the Code.

         “Transfer Restrictions” shall mean restrictions on the transferability of shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award Agreement.

         “Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement.

         “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of shares of Common Stock which are not subject to Transfer Restrictions.

         “Unrestricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the shareholders of the Company within twelve (12) months of such date.

ARTICLE IV
ADMINISTRATION

         Section 4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be (i) appointed by the Board, and (ii) constituted so as to permit applicable Awards under the Plan to constitute “performance-based compensation” for purposes of Section 162(m) of the Code and applicable interpretive authority thereunder.

         Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted, the size of the Award and the number of shares of Common Stock which may be issued under such Award, as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

         Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article XIV, (including but not limited to cashing out Awards, extending the exercise period of Options and accelerating the vesting of Awards) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. Other than as set forth in Article XIII, the Committee may not reduce the price of any outstanding Options. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

         Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

ARTICLE V
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

         Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIII, (i) the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed one million two hundred thousand (1,200,000) shares plus any shares remaining unsold under the Biopure Corporation 1999 Omnibus Securities and Incentive Plan at the time that plan is terminated, and (ii) the aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options, shall not exceed one million two hundred thousand (1,200,000) shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options under Article VII granted to any one Employee during any calendar year shall be five hundred thousand (500,000) shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding), and, with respect to Awards (other than Options) that are intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code), the maximum number of shares of Common Stock that may be subject to any such Award during any calendar year shall be 500,000 shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding) and, in the case of any such Award that is payable in cash, the maximum amount that may be paid pursuant to any such Award during any calendar year shall be $2 million. The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or deemed repriced for purposes of Section 162(m) of the Code.

         Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY FOR AWARDS; TERMINATION OF
EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

         Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include a Non-Qualified Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Share Award, a Performance Unit Award, Distribution Equivalent Right Award, any combination thereof or, solely for Employees, an Incentive Stock Option.

         Section 6.2 Termination of Employment. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of an Employee’s employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death.

                     (a)    Options that are not vested at termination of employment shall lapse.

                     (b)    The Employee’s rights, if any, to exercise any then exercisable Options shall terminate:

(1) If such termination is for a reason other than the Employee’s retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death, on the earlier of (i) ninety (90) days after the date of such termination of employment and (ii) the expiration date of the Options; or

(2) If such termination is on account of the Employee’s retirement upon or after attaining age sixty-five (65) or on account of the Employee’s Total and Permanent Disability or death, on the earlier of (i) one (1) year after the date of such termination of employment and (ii) the expiration date of the Options.

         Upon such applicable date the Employee (and such Employee’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options.

                   (c)    If an Employee’s employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Employee (and such Employee’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Employee’s Restricted Stock shall not be so canceled and forfeited.

         Section 6.3 Termination of Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Director’s status as a Director of the Company or an Affiliate, as applicable:

                   (a)    Options that are not vested at termination of Director status shall lapse.

                   (b)    If such termination is for a reason other than death, any then exercisable Options shall remain exercisable for their full term except as set forth in (c) below.

                   (c)    If such termination is on account of the Director’s death, or if the Director shall die after termination of Director status and before any Options have been exercised in full, the Options may be exercised by the Director’s estate, designated beneficiary or other legal representative until the earlier of (i) one (1) year after the date of death and (ii) the expiration date of the Options.

         Upon such applicable date the Director (and such Director’s estate, designated beneficiary or other legal representatives) shall forfeit any rights or interests in or with respect to any such Options.

                   (d)    If the Director’s status as a Director with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Director (and such Director’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of the Director’s status as a Director, that all or a portion of any such Director’s Restricted Stock shall not be so canceled and forfeited.

         Section 6.4 Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:

                   (a)    Options that are not vested at termination of Consultant status shall lapse.

                   (b)    The Consultant’s rights, if any, to exercise any then exercisable Options shall terminate:

(1) If such termination is for a reason other than the Consultant’s death, on the earlier of (i) ninety (90) days after the date of such termination and (ii) the expiration date of the Options; or

(2) If such termination is on account of the Consultant’s death, on the earlier of (i) one (1) year after the date of the Consultant’s death and (ii) the expiration date of the Options.

                   (c)    If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Consultant (and such Consultant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Consultant’s Restricted Stock shall not be so canceled and forfeited.

         Section 6.5     Special Termination Rules.

                   (a)    If a Holder’s employment with, status as a Director with or status as a Consultant with the Company or an Affiliate shall terminate, and if within ninety (90) days of such termination such Holder shall become an Employee, a Director or a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved if and to the extent determined by the Committee in its sole discretion.

                   (b)    If a Holder’s employment with, status as a Director with or status as a Consultant with the Company or any Affiliate shall terminate and the Holder, during the period of time he is permitted to exercise Options under the provisions of the Plan (as set forth above in Sections 6.2, 6.3 or 6.4), is unable to sell Common Stock because of the likelihood of a violation of Rule 10b-5 of the Exchange Act, which determination shall be made in the sole discretion of the Holder, the exercise period of the Options shall be automatically extended for a further ninety (90) days from the date the Options would otherwise lapse as determined pursuant to Sections 6.2, 6.3 or 6.4 above; provided, however, that Options may not be exercised after their expiration date.

                   (c)    In connection with any termination of employment or status as a Director or Consultant, the Committee has full power and authority to extend the term, accelerate vesting, extend the exercise period or to amend any other provisions of any Award, as it may determine in its sole discretion.

         Section 6.6     Other Awards. Forfeiture provisions relating to other Awards shall be set forth in the Award Agreement.

ARTICLE VII
OPTIONS

         Section 7.1    Option Period. The term of each Option shall be as specified in the Option Agreement.

         Section 7.2    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

< P>         Section 7.3    Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000)(or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

         Section 7.4     Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, 6.3 or 6.4, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale of all or a portion of the shares of Common Stock to which he is entitled upon exercise, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale proceeds from the brokerage firm directly to the Company. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the Option Agreements need not be identical.

         Section 7.5    Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such Option price (i) in the case of an Option that is an Incentive Stock Option or that is intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted and (ii) shall be subject to adjustment as provided in Article XIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

         The Holder must notify the Committee to the extent the Holder disposes of Common Stock acquired pursuant to the exercise of an Incentive Stock Option less than two years after the Incentive Stock Option was granted or less than one year after exercise.

         Section 7.6    Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

         Section 7.7    Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

ARTICLE VIII
RESTRICTED STOCK AWARDS

         Section 8.1    Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2 or Article XIV.

         Section 8.2    Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Common Stock during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2, 6.3 or 6.4, as applicable. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, 6.3, or 6.4, as applicable, be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

< P>         Section 8.3    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         Section 8.4    Restricted Stock Award Agreements. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

         Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold at a discount) shares of Common Stock which are not subject to Transfer Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X
PERFORMANCE UNIT AWARDS

         Section 10.1    Terms and Conditions. The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.

         Section 10.2    Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.

ARTICLE XI
PERFORMANCE SHARE AWARDS

         Section 11.1    Terms and Conditions. The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to the receipt of shares of Common Stock pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award.

         Section 11.2    Shareholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a shareholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

ARTICLE XII
DISTRIBUTION EQUIVALENT RIGHT AWARDS

         Section 12.1     Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Right Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives. Distribution Equivalent Right Awards may be settled in cash or in shares of Common Stock, as set forth in the Applicable Distribution Equivalent Right Award Agreement. A Distribution Equivalent Right Award may, but need not be, awarded as a component of another Award, where, if so awarded, such Distribution Equivalent Right Award shall expire or be forfeited by the Holder under the same conditions as under such other Award.

         Section 12.2    Interest Equivalents. The Distribution Equivalent Right Award Agreement for a Distribution Equivalent Right Award may provide for the crediting of interest on a Distribution Right Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Right Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIII
RECAPITALIZATION OR REORGANIZATION

         Section 13.1    Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         Section 13.2     Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

         Section 13.3     Change of Control. Except to the extent otherwise provided in the applicable Award Agreement, in the event of the occurrence of a Change of Control, and within one year following the Change of Control (a) an Employee’s employment is terminated by the Company without Cause or by the Employee with Good Reason or (b) a Director is removed from the Board without the approving vote of a majority of the directors in office immediately prior to the Change of Control, outstanding Awards of the Employee or Director, as the case may be, shall immediately vest and become exercisable and/or required employment or Board membership periods with the Company or an Affiliate and/or performance goals and/or objectives shall be deemed to have been fully satisfied, as applicable. The Committee, in its discretion by unanimous action, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, (i) with respect to Awards which are Performance Units or Distribution

Equivalent Rights (which Distribution Equivalent Rights, pursuant to the applicable Distribution Equivalent Right Award Agreement, are to be settled in cash), cash in an amount equal to the amount of cash that would otherwise have been payable thereunder assuming that all of the applicable performance goals and objectives set forth in the applicable Performance Unit Award Agreement had been fully satisfied, and (ii) with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (A) the greater of (I) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (II) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (B) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to shareholders of the Company in any transaction described in this Section 13.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 13.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control. The provisions contained in this Section 13.3 do not apply to Consultants.

         Section 13.4    Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIII, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

         Section 13.5    Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         Section 13.6     No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE XIV
AMENDMENT AND TERMINATION OF PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan and the Committee shall have the right to amend any Awards, or any part hereof or thereof, from time to time.

ARTICLE XV
MISCELLANEOUS

         Section 15.1    No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

         Section 15.2    No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with the right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with the right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

         Section 15.3    Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock or have the Company withhold shares of Common Stock to satisfy, in whole or in part, the employer’s minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

         Section 15.4    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

         Section 15.5    Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 15.3 hereof. The transferee shall be subject to all terms of the Plan. The transferee may not transfer the Award.

         Section 15.6     Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

         Section 15.7     Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

         Section 15.8     Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

         Section 15.9     Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

         Section 15.10    Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

         Section 15.11    No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

         Section 15.12    Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Adopted by the Board of Directors on January 15, 2002

Form of Proxy

This Proxy is solicited on behalf of the Board of Directors of

BIOPURE CORPORATION

         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Biopure Corporation to be held on April 3, 2002 at 10:00 A.M. at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, and the Proxy Statement in connection therewith, each dated February 28, 2002; (b) appoints Francis H. Murphy and Jane Kober, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of Class A Common Stock of Biopure Corporation held of record by the undersigned on February 4, 2002 at the Annual Meeting of Stockholders to be held on April 3, 2002 or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all of the nominees for directors, FOR Proposal 2 and according to the discretion of the proxy holders on any other business.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BIOPURE CORPORATION
11 HURLEY STREET
CAMBRIDGE, MA 02141

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — l-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biopure Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
BIOPURE CORPORATION

April 3, 2002

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BPURE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOPURE CORPORATION

Vote On Directors

1.	Election of Class III Directors.

	For	Withhold	For All
	All	All	Except
Nominees:

01) David N. Judelson

02) Carl W. Rausch

03) Charles A. Sanders, M.D.

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposals

		For	Against	Abstain

2.	To vote upon a proposal to approve the 2002 Omnibus Securities and Incentive Plan

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date